Exhibit 10.38

L E A S E

This Lease is made and entered into this 15November, 2010, by and between, LACOLA, INC. c/o Telok Management as Agent, hereinafter called “Landlord” and Wilshire State Bank, hereinafter called “Tenant”.

1.               PREMISES.

Landlord leases to Tenant, and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, the real property and the building thereon, located in the City of Gardena, State of CALIFORNIA commonly known as 1701 W. Redondo Beach Blvd., Suites A & B, Gardena, CA 90247, hereinafter referred to as the “Premises.” The Premises consist of approximately 3,325 rentable square feet of interior space, and are located in a multi-store shopping center, hereinafter called the “Center”, as outlined on the Site Plan attached to this lease as Exhibit “A.”  The statement of the rentable square footage set forth herein is an approximation, however, Tenant and Landlord agree that it is reasonable and it shall not be subject to re-measurement or adjustment.

2.               TERM.

The Term of this Lease is Ten (10) Years and Eight (8) Months, will commence upon the earlier of, (a) One Hundred Fifty (150) days after the date Landlord delivers possession of the Premises to Tenant, or (b) the date Tenant opens business operations at Premises , hereinafter called “Lease Term Date”.

3.1         MINIMUM RENT.

(a)        Tenant’s obligation to pay rent will commence on Lease Term Date, hereinafter called the “Rent Commencement Date”.

(b)        Tenant shall pay Landlord minimum guaranteed rent (“Minimum Rent”) for the Premises in monthly payments in advance commencing on the Rent Commencement Date and thereafter on the first (1st) day of each succeeding calendar month as follows: “See Rent Schedule Below”. In the event that the Rent Commencement Date is not the first (1st) day of a calendar month, Minimum Rent will be prorated for the period from the Rent Commencement Date to the first (1st) day of the next month.

(c)        The Minimum Rent will be increased in accordance with the Minimum Rent Schedule defined herein.

Tenant, except as otherwise provided for herein, shall perform all of its other obligations under this Lease commencing as of the date that possession of the Premises is tendered to Tenant.

MINIMUM RENT SCHEDULE:

YEAR 1-3 @ $4,488.75per month + NNN
YEAR 4-10 @ 3% Rent Increase Annually +NNN

~~3.2         PERCENTAGE RENT.~~

           ~~(a)        In addition to the Minimum Rent to be paid by Tenant pursuant to Paragraph 3.1, Tenant shall pay to Landlord, at the time and in the manner herein specified, additional rent in an amount equal to N/A (%) percent of the amount of Tenant’s gross sales made in, upon or from the Premises (“Percentage Rent”) during each calendar month of the Lease term, less the aggregate amount of the Minimum Rent previously paid by Tenant for said month.~~

           ~~(b)        Within thirty (30) days after the end of each month, following the Rent Commencement Date, Tenant shall furnish to Landlord a statement in writing, certified by Tenant to be correct, showing the total gross sales made in, upon, or from Premises during the preceding calendar month, and shall accompany each such statement with a payment to Landlord equal to said hereinabove stated percentage of the monthly gross sales made in, upon, or from the Premises during each calendar month, less the Minimum Rent for such prior calendar month, if previously paid. Said statement and payment shall be made with the next succeeding regular rental payment. Within thirty (30) days after the end of each calendar year of the term hereof, Tenant shall furnish to Landlord a statement in writing, certified to be correct, showing the total gross sales by months made in, upon or from the Premises during the preceding calendar year, at which time an adjustment shall be made between Landlord and Tenant to the end that the total Percentage Rent paid for each such calendar year shall be a sum equal to said hereinabove stated percentage of the total gross sales made in, upon, of from the Premises during each calendar year of the term hereof, less the Minimum Rent, pursuant to Paragraph 3.1 (Minimum Rent) for each such calendar year, if previously paid, so that the Percentage Rent, although payable monthly shall be computed and adjusted on an annual basis Tenant’s failure to furnish such monthly or yearly reports on time or any falsity therein shall constitute a material default by Tenant under this Lease.~~

           ~~(c)        Within forty-five (45) days after the end of each calendar quarter, Tenant shall sent to Landlord a copy of Tenant’s Report of Sales made to the State Board of Equalization and to any other governmental agency or entity, to whom sales are reported. Tenant agrees that each such statement shall be and is hereby certified to be true and correct.~~

           ~~(d)        The term “Gross Sales,” as used in this lease, shall include the entire gross receipts of every kind and nature from sales and services made in, upon, or from the Premises, whether upon credit or for cash, in every department operating in the Premises, whether operated by the Tenant or by a subtenant or subtenants, or by a concessionaire or concessionaires, excepting therefrom any rebates and/or refunds to customers and the amount of all sales tax receipts which has to be accounted for by Tenant to any government, or any governmental agency. Sales upon credit shall be deemed cash sales and shall be included in the gross sales for the period which the merchandise is delivered to the customer, whether or not title to the merchandise passes with delivery.~~

           ~~(e)        Tenant shall keep full, complete and proper books, records and accounts of its daily gross sales, both for cash and on credit, of each separate department, subtenant and concessionaire operated at any time in the Premises. Landlord and its agents and employees shall have the right at any time and all times, during the regular business hours, to examine and inspect all of the books and records of Tenant, including any sales tax reports pertaining to the business of Tenant conducted in, upon or from the Premises, for the purpose of investigating and verifying the accuracy of any statement of gross sales. Landlord may once, in any calendar year, cause an audit of the business of Tenant to be made by an accountant of Landlord’s selection and if statement of gross sales previously made to Landlord shall be found to be inaccurate, then and in that event, there shall be an adjustment and once party shall pay to the other on demand such sums as may be necessary to settle in full the accurate amount of said Percentage Rent that should have been paid for the period of periods covered by such inaccurate statement or statements. Tenant shall keep all said records for three (3) years. If said audit shall disclose an inaccuracy in favor of Tenant of greater than a two (2%) percent error, with respect to the amount of gross sales reported by Tenant for the period of said report, then Tenant shall immediately pay to Landlord the cost of such audit; otherwise, the cost of such audit shall be paid by Landlord. If such audit shall disclose any willful or substantial inaccuracies, this Lease may thereupon be canceled and terminated, at the option of Landlord.~~

3.3       All payments of rent shall be made in lawful money of the United States without deduction, offset, prior notice or demand. Rent for any portion of month shall be prorated on the basis of a thirty (30) day month.

4.               POSSESSION AND CONDITION OF THE PREMISES.

4.1       Tenant agrees to accept the Premises in their “AS IS ” condition as of the date hereof and throughout the term of this Lease, except for the completion of the remodeling, construction or repair, if any, which Landlord has agreed to perform pursuant to Exhibit “B” attached hereto, entitled “Building Improvements” or “Description of Landlord’s Work” and incorporated herein. Without limiting the foregoing, Tenant’s rights in the Premises are subject to all municipal, county and state laws, ordinances and regulations governing and regulating the use and occupancy of the Premises. Tenant acknowledges that neither Landlord nor Landlord’s agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant’s business, or that Tenant’s proposed use of the premises or its manner of operation are in compliance with applicable laws of governmental regulations.

4.2       Tenant hereby warrants that it has investigated whether its proposed use of the Premises and its proposed manner of operation will comply with all applicable laws, and Tenant assumes the risk that its proposed use of the Premises and its proposed manner of operation are and will continue to be, in compliance with all applicable laws, including, without limitation, all zoning laws regulating the use of and enjoyment of the Premises. Tenant agrees that under no circumstances will Tenant be released in whole or in part from any of its obligations under this Lease as a result of any governmental authority disallowing or limiting Tenant’s proposed use of the Premises or its manner of operation. Additionally, Tenant agrees to install and pay for any improvements, changes or alterations in the Premises, required by any governmental authority, as a result of its proposed use of the Premises or its manner of operation.

5.               SECURITY DEPOSIT.

Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the sum of FOUR THOUSAND FOUR HUNDRED EIGHTY EIGHT AND 75/100s ($4,488.75). Said deposit is being given to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant, to be kept and performed during the term hereof. Tenant agrees that if Tenant shall fail to pay the rent herein reserved promptly when due, said deposit may, at the option of Landlord (but Landlord shall not be required to) be applied to any rent due and unpaid, and if Tenant violates, beyond any applicable cure period, any of the other terms, covenants and conditions of this Lease, said deposit may be applied to any damages suffered by Landlord as a result of Tenant’s default, to the extent of the amount of damages suffered.

Nothing in this Article 5 shall in any way diminish or be construed as waiving any of Landlord’s other remedies by law or in equity. Should all or any part of the security deposit be applied by Landlord as herein provided, then Tenant shall, on the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security deposit to its original amount Landlord reserves the right to increase the amount of said security deposit so held, at the time of and in proportion to the amount of increase in the Minimum Rent paid hereunder, should such rent be increased on any Adjustment Date as set forth in Paragraph 3.1(C). In the event Landlord elects to exercise such right Tenant shall be so notified, in writing, in the same manner and at the same as Landlord’s required notice to Tenant concerning Minimum Rent Adjustments pursuant to Paragraph 3.1(c) hereof. Should Tenant comply with all of the terms, covenants and conditions of this lease, said security deposit shall be returned in full to Tenant at the end of the term of this Lease. Landlord shall have the right to Commingle or invest said security deposit, and in no event shall Tenant be entitled to receive any interest or income thereon, it being agreed that any interest shall be deemed to be additional rent. Landlord may deliver the funds deposited under this Article by Tenant to the purchaser or transferee of Landlord’s interest in the Premises in the event such interest be sold or transferred; and thereupon Landlord shall be discharged from further liability with respect to such deposit.

6.               USE AND TRADE NAME.

6.1       The Premises shall be used and occupied by Tenant and its approved assignees, sublessees, licensees and concessionaires only for the purpose of conducting therein a bank branch, general office, and all other legal uses in accordance with all present and future zoning laws, rules and regulations of governmental authorities having jurisdiction thereof, and subject to all covenants, easements and rights of way of record, if any, which are presently in existence or hereafter consented to in writing by Tenant. Tenant shall not use the Premises for any other purpose without Landlord’s prior written consent.

6.2       Tenant’s consent shall not be required for the creation of any covenants, easements or rights of way which are created or required by, or result from the action of any governmental authority.

6.3       Tenant agrees (a) not to use, or suffer or permit the Premises or any part thereof, to be used in any manner that will constitute a nuisance or an unreasonable annoyance to the owners or occupants of the Center, or that might injure the reputation of the Center, or for any extra-hazardous purposes, or in any manner that might violate any policy or policies of insurance or suspend, avoid, make inoperative or increase the rate of any fire, rental insurance, or other insurance, at any time carried on any building in the Center or any of its contents; (b) not to permit any auction, fire or bankruptcy sale to be conducted in the Premises; (c) not to suffer or permit the Premises or any part thereof to be used in any manner that will injure or impair the structural strength of said building or annoy other tenants. The Premises and every part hereof, shall be kept by Tenant in a clean, sanitary and wholesome condition, free from any objectionable noises, odors or nuisances, public or private.

7.               COMPLIANCE WITH LAWS-SIGNS.

7.1       Tenant shall, at Tenant’s sole cost and expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, if any, and requirements in effect during the term, or any part hereof, regulating the use or occupancy by Tenant of the Premises, provided that Landlord shall not make or consent to any restrictions on Tenant’s authorized use of the Premises during the term of this Lease without prior written notice to Tenant.

7.2       Without Landlord’s prior written consent and approval as to form, specification, detail and content, which approval and consent shall not be unreasonably withheld, Tenant shall not (a) install any exterior lighting or plumbing fixtures, shades or awnings, or any exterior decorations or signs, or build any fences, or make any changes to the store front; (b) erect or install any window signs, door signs, or advertising media, window or door lettering, or placards on the exterior of the Premises; (c) keep or display any merchandise or signs on, or otherwise obstruct the sidewalks or areaways adjacent to the Premises; or, (d) fail to maintain the show windows and signs in a neat and clean condition. Tenant shall not use, in the Premises or areas adjacent thereto, any advertising or other media objectionable to Landlord or other tenants, such as loud speakers, phonographs, or radio broadcasts that can be heard outside the Premises.

7.3       Tenant may, at its own expense, erect an exterior sign on its store front and the 3 facades of the Building, subject to Landlord’s prior written approval of said Sign, which consent shall not be unreasonably withheld. Tenant shall not change the color, size, location, composition, wording, or design of any sign or advertisement on the Premises that may have been theretofore approved by Landlord and governmental authorities without the prior written approval of Landlord and said authorities. Tenant shall, at its own expense, maintain and keep in good repair all installations, signs and advertising devices which it is permitted by Landlord to maintain and shall pay all charges required to keep them in good repair. Tenant must secure a contract for construction and installation of its sign within thirty (30) days of execution of this Lease. Failure to do so shall be a breach of this Lease. Tenant’s sign must be installed and operating concurrently with its opening for business. Tenant’s sign shall be deemed real property once installed.

7.4       Tenant, at Tenant’s sole cost and repair, shall have the right to include its name on the upper-most available sign panel portion of the pylon sign located at the entrance of the property.

8.               MAINTENANCE AND REPAIRS.

8.1       Landlord agrees to keep in good order and repair the foundations of the Premises and the exterior roof during the term of the Lease and any extended Option period. Landlord also agrees to provide Tenant a one (1) year warranty as set forth in Paragraph 9 of Exhibit “C” attached hereto. and to perform the repairs set forth in Exhibit “B” attached hereto, prior to the Rent Commencement Date of the Lease. Landlord is not obligated to make any other repairs or alterations to the Premises.

8.2       Subject to the provisions of Paragraph 8.1 and paragraph 9 of Exhibit “C” attached hereto, Tenant shall keep the Premises and every part thereof, structural or non-structural, in good order, condition and repair, whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises, including without limiting the generality of the foregoing; all work done by Landlord under Paragraph 8.1, all plumbing, heating, air conditioning, ventilating, electrical lighting facilities (excluding Building’s main electrical panel) and equipment from time to time within the Premises, fixtures, walls (interior and exterior), floors, windows, doors, plate glass and sky lights located within the Premises. Tenant shall also keep, maintain and repair all alterations, additions, or improvements to the Premises made by Tenant as provided in Article 9 (Alterations and Improvements) hereof Tenant shall be responsible for obtaining and maintaining a service and repair contract for the air conditioning unit, if any, servicing the Premises, which responsibility shall continue throughout the existence of this Lease.

8.3       If Tenant fails to perform Tenant’s obligations under this Article 8, Landlord may, at its option (but shall not be required to enter upon the Premises after thirty (30) days’ prior written notice to Tenant of the specific failure of Tenant under this Article 8, and provided that Tenant has not theretofore cured such failures, put the same in good order, condition and repair, and the cost thereof, with an overhead surcharge of ten (10%) percent of such cost, shall become due and payable as additional rental to Landlord together with Tenant’s next rental installment.

8.4       Except for the obligations of Landlord under Article 16 (Damage, Destruction and Restoration) and Article 26 (Condemnation, Eminent Domain), it is intended by the parties hereto that Landlord shall have no obligation in any manner, whatsoever, to repair and maintain the Premises, nor any buildings or improvements located thereon, nor the equipment therein, whether structural or non-structural, all of which obligations are those of Tenant under this Lease. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense, or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair. Tenant waives the provisions of Civil Code 1941 et. seq. and 1942 et. seq. or any similar, successor or related provisions of the law with respect to Landlord’s obligations for tenantability of the Premises, and Tenant’s right to make repairs and deduct the expense of such repairs from the rent.

8.5       Tenant has the right to contest by appropriate judicial or administrative proceedings, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement imposed by any governmental authority (hereinafter called “law”) that the Premises be repaired, maintained, altered, or the leasehold improvements be replaced in whole or in part, or that would affect Tenant’s use of the Premises. In the event that such contest is finally determined in a manner adverse to Tenant, Tenant shall undertake such repairs, maintenance, alterations, or replacements to or of the Premises as is required by such law. Tenant agrees to indemnify and hold Landlord harmless from and against any and all liability that Landlord may sustain by reason of Tenant’s failure or delay in complying with the law. Landlord may, but is not required to, contest any such law independently of Tenant. Landlord may, and on Tenant’s notice or request shall, join in Tenant’s contest. Rent shall not abate during the period of any such contest.

9.               ALTERATIONS AND IMPROVEMENTS.

9.1       Tenant may, at Tenant’s sole cost and expense, during the first year of this Lease, but subject to the conditions hereinafter stated, make initial alterations, additions or improvements, (hereinafter collectively called “alterations”), in, on, to or about the Premises which are required to commence Tenant’s use, per Paragraph 6.1 subject to Landlord’s prior written approval of Tenant’s plans, which written approval shall not be unreasonably withheld. Tenant shall submit detailed plans, specifications and drawings necessary for the construction of said alterations to Landlord, by certified mail, within fifteen (15) days following the date upon which Landlord delivers a fully executed copy of this Lease to Tenant, and Landlord shall notify Tenant of its approval or disapproval of, and any necessary changes or modifications to, said plans within a reasonable period of time following receipt of the same, not to exceed ten (10) days. In the event Landlord disapproves said plans, as submitted, Tenant shall be advise of the reasons for such disapproval and shall revise and resubmit said plans, in form and content acceptable to Landlord, within ten (10) days following Landlord’s notice to Tenant of such disapproval. All of the foregoing alterations shall be at the sole cost and expense of Tenant, and shall be constructed and performed subject to the terms, covenants, and conditions of this Lease.

9.2       With respect to all alterations, additions or improvements made by Tenant in, on, to or about the Premises, whether or not pursuant to Paragraph 9.1 hereof, such alterations shall be for the purpose of facilitating Tenant’s permitted use and shall also be subject to Landlord’s prior written approval of Tenant’s plans, which approval shall not be unreasonably withheld, as well as the terms, covenants and conditions of this Lease. All of the foregoing alterations shall be at the sole cost and expense of Tenant, including the reasonable cost for review of Tenant’s plans by Landlord or its agents. All said alterations shall be made in compliance with applicable zoning and building codes, and shall not diminish the fair market value of the improvements on the Premises. Except as herein stated, Tenant shall not have the right, without Landlord’s prior written consent, which written consent shall not be unreasonable withheld, to demolish any part of the improvements existing on the Premises at the date of the execution of this Lease. Tenant shall pay when due all claims for labor and materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises; shall take all steps necessary to keep the Premises free from any liens, claims, or encumbrances; and Tenant agrees to indemnify and hold Landlord, the Premises and the Center harmless from and against any and all liability arising out of any such claims. Tenant shall not be permitted to place any mortgage, deed of trust, or other form of lien or encumbrance on the Premises, Tenant’s leasehold interest therein, or any portion of the Center, for purposes of financing the construction of any such alterations, securing the repayment of any such financing, or otherwise.

9.3       ~~Before the commencement of any alterations, Tenant, at its sole cost, shall furnish to Landlord a Performance and Completion Bond issued by an insurance company qualified to do business in California, in a sum equal to the cost of the alterations (as determined by the construction contract between Tenant and its contractor) guaranteeing the completion of the alterations free and clear of all liens and other charges, in accordance with the plans and specifications approved by Landlord~~. Following approval of said plans and specifications by Landlord, Tenant shall immediately commence said alterations and improvements, and shall use best efforts to complete the same in an expeditious fashion. The alterations shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants of the Center. Tenant shall give Landlord not less than ten (10) days’ notice, in writing, prior to the commencement of the alterations, and Landlord shall have the right to post Notices of Non-Responsibility in or on the Premises, as provided by law. Tenant shall have the right, in good faith, to contest the validity of any such lien, claim or demand, and Tenant shall, at its sole expense, defend itself and Landlord against the same, and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises, and as a condition of contesting any such lien, Tenant shall provide such bonds or other security as Landlord shall reasonably require. Landlord may require Tenant to pay Landlord’s reasonable attorney’s fees and costs in participating in any such action if Landlord participates therein at the request of Tenant, or if Landlord is joined as a defendant in such action and Tenant’s counsel determines that it cannot ethically or effectively represent both Tenant’s and Landlord’s interest in such action.

9.4       Any alterations made shall, unless Landlord elects otherwise, remain on, become part of, and be surrendered with the Premises on the expiration or termination of the term, except that Landlord can elect within ninety (90) days before the expiration of the term, or within thirty (30) days after termination of the term, to require Tenant to remove any alterations that Tenant has made to the Premises. If Landlord so elects, Tenant at its cost, shall restore the Premises to the condition designated by Landlord in its election before the last day of the term, or within thirty (30) days after notice of election is given, whichever is later. The foregoing provision shall not apply to any trade fixtures installed by Tenant or any subtenant which are capable of being removed by Tenant, or any subtenant, without substantial and unrepairable damage to the Premises, and which Tenant, or any subtenant, elects to remove upon the termination of this Lease, provided that Tenant or any subtenant promptly repairs, at its sole cost and expense, all damage to the remaining improvements on the Premises caused by such removal, and provided further, that the value of the improvements remaining on the Premises following such removal, are substantially equal to what the value of the improvements existing on the Premises at the time of the execution of this Lease would have been, if the same had only normal wear and tear since the date of the execution of this Lease, and, provided further that Tenant’s right to remove such alterations shall be suspended at any time Tenant is in default under this Lease.

9.5       On completion of any work of alteration, addition or improvement by Tenant, or any subtenant, Tenant shall supply Landlord with “as built” drawings accurately reflecting all such work.

10.         UTILITIES.

10.1     Tenant shall pay for all water, sewer, gas, heat, light, power, steam, telephone or other utilities and services supplied to the Premises, together with any taxes thereon. Under no circumstances shall Landlord be responsible for any interruption, cessation, or interference with any such utility service UNLESS CAUSED BY INTENTIONAL ACTS OF THE LANDLORD.

10.2     Tenant acknowledges that the Center (Shell) constructed by Landlord or previous Landlord, of which the Premises constitutes a part, will have, unless otherwise specifically provided for herein, two (2) separate water meters installed to service the Center. The first such meter (“House Meter”) shall be for monitoring water use for the Common Areas (as defined in Article 18). The expense of operating such House Meter shall be allocated among the tenants of the Center, and Tenant shall pay as additional rent Tenant’s Proportionate Share of such expense in the same manner as and in accordance with the provisions of Article 18 covering the payment of such Common Area expenses. The second such meter (“Tenant Meter”) shall be for monitoring water use by tenants of the Center with respect to water used within or in relation to the operation of said tenants’ businesses at each of their respective Premises. Tenant shall pay as additional rent Tenant’s Proportionate Share of the expense of such Tenant Meter water use in the same manner as and in accordance with the provisions of Article 18 covering the payment of such Common Area expenses. Tenant shall be entitled to receive from Landlord an accounting of its usage within a reasonable time after providing written request to Landlord.

10.3     Tenant acknowledges that the tenant mix and the tenants’ permitted uses within the Center will from time to time change, and such events may result in greater proportionate water usage by some tenants of the Center as compared to others. Accordingly, Landlord may in Landlord’s sole discretion, and at any time during the initial or any extended term hereof, request that Tenant purchase, install and maintain Tenant’s own water meter (“Premises Meter”), to be used exclusively by Tenant. Additionally, Tenant shall have the right, subject to prior approval of Landlord, which approval shall not be unreasonable withheld, to elect to convert Tenant’s water use from said Tenant Meter system to Tenant’s own Premises Meter. In the event Tenant installs a Premises Meter as described herein, whether at the request of Landlord or by election of Tenant, then Tenant shall no longer be included in the prorata allocation of expenses relating to the operation and use of the Tenant Meter described in Paragraph 10.2 above, but shall remain responsible for Tenant’s Proportionate Share of such expense relating to said House Meter described therein.

10.4     In the event Tenant installs a Premises Meter, whether at the request of Landlord or at Tenant’s election, the purchase, installation and maintenance of such Meter shall be at Tenant’s sole cost and expense, and Tenant shall be responsible for compliance with all applicable laws, ordinances and building codes with respect thereto. Tenant shall arrange for such Meter to be properly registered with the appropriate branch of the Department of Water and Power or such other governmental authority having regulatory jurisdiction over the same, and all billing invoices, security deposits and other requirements, records or correspondence relating to said Meter shall be the responsibility of and in the name of Tenant. Landlord shall cooperate with Tenant to the extent reasonably necessary to provide for the installation of said Premises Meter in cases where such a Meter is installed, including provision of the water meter housing unit for such Premises Meter, the water lines leading from such housing unit, through the manifold system, to the Premises, and access to such areas to assist in the installation of said Premises Meter.

11.         REAL PROPERTY TAXES.

11.1     Tenant shall pay to Landlord Tenant’s proportionate share of real property taxes applicable to the Premises during the term(s) of this Lease. Such taxes shall be due and payable by Tenant before delinquency, but in no event later than ten (10) days following Tenant’s receipt of a statement notifying Tenant that such taxes are due and the amount of such taxes. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant’s next rent installment together with interest at the rate specified in Article 24 (Interest and Late Charges).

11.2     As used herein, the term “real property tax” shall include any form of assessment, license fee, commercial rental tax, value added tax, levy, penalty, traffic mitigation fee, or tax (other than inheritance or estate taxes and income taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord’s right to rent or other income therefrom, or as against Landlord’s business of leasing the Premises, or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property tax.

11.3     Tenant may contest the legal validity or amount of any taxes, assessments or charges for which Tenant is responsible under this Lease, and may institute such proceedings as Tenant considers necessary. If Tenant protests any such tax, assessment or charge, Tenant shall pay under protest, and in the event Tenant shall fail to pay then Tenant shall indemnify and hold Landlord and the Premises harmless from and against any claim or lien against Landlord or the Premises arising out of Tenant’s failure to pay the contested taxes, assessments or charges. In the event of such contest, Tenant shall post such security or take such other measures as Landlord may require to free Landlord’s title of the lien of such taxes and assessments.

11.4     Tenant shall furnish to Landlord, within ten (10) days written request therefore, receipts or other appropriate evidence establishing their payment. Upon execution hereof, or any time during the existence of this Lease, Landlord shall have the right, upon at least ten (10) days prior written notice to Tenant, to elect to treat Tenant’s tax payment obligations hereunder in the same manner and as being subject to the same payment timing requirements as Tenant’s payment obligations with respect to Tenant’s estimated Common Area expenses paid monthly along with Minimum Rent as more specifically set forth in Article 18 hereof.

11.5     All payments of taxes or assessments, or both, shall be prorated for the initial Lease year and for the year in which this Lease expires or is terminated, based on the number of days in the tax year in question during which the term of this Lease is in effect. Tenant shall be entitled to receive from Landlord an accounting within a reasonable time after providing a written request to Landlord.

~~11.6     Tenant acknowledges and understands that in the event Landlord should at any time in the future sell the Premises, then pursuant to the California Constitution, Paragraph XIIA (Proposition 13, Jarvis Gann Initiative) there would probably be a substantial increase in the real property taxes assessed, which would be prorata, borne and payable by Tenant. Landlord makes no representations, statements or warranties to Tenant, expressly or impliedly, that it will not sell, transfer, or otherwise effectuate a beneficial change in ownership of the Premises or the Center at any time in the future during the term or any extended term of this Lease, and Landlord reserves the right to do so at its option.~~

11.7     If the Premises and/ or building, of which they are a part, are not separately assessed, Tenant shall pay that portion of the total tax which is equivalent to the ratio that the floor area of the Premises bears to the floor area of the buildings that are covered by the tax bill.

12.         PERSONAL PROPERTY AND BUSINESS TAXES.

12.1     Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

12.2     If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay the taxes attributable to Tenant within five (5) days prior to the delinquency date for such payment of taxes. Tenant hereby grants to Landlord a security interest in said personal property as collateral and security for the performance of Tenant’s obligations to pay said real and personal property taxes hereunder, as well as for the performance of any and all of Tenant’s other obligations hereunder. Tenant shall not remove from the Premises or assign, sell or otherwise encumber any such personal property during any period in which Tenant is in default hereunder. Upon Landlord’s reasonable request, Tenant shall cooperate with Landlord and execute and deliver such documents to Landlord as may be reasonably required to perfect such security interest.

12.3     Tenant shall pay, no less than five (5) days prior to delinquency, all special taxes and assessments of license fees levied, assessed or imposed by any governmental agency, by reason of Tenant’s particular use of the Premises. Upon termination of this Lease, if Tenant shall fail to remove all such personal property from the Premises prior to the date of such termination, Landlord may, at its option, remove the same in any legally permissible manner that Landlord shall choose, and Landlord may store said personal property without liability to Tenant for loss thereof. Tenant agrees to pay Landlord within ten (10) days upon demand any and all expenses incurred by Landlord in connection with such removal, including court costs and attorney’s fees, as well as storage charges for such personal property for any length of time that the same shall be so stored whether or not in Landlord’s possession, or alternatively, Landlord may at its option, without notice, sell said personal property, or any portion thereof, at a private sale and without legal process, for such price as Landlord may obtain, and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the reasonable expenses incident to the removal and sale of said property.

13.         INDEMNITY AND DAMAGES.

13.1     Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant’s use of the Premises, or from the conduct of Tenant’s business, or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold Landlord harmless from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant’s, or any of Tenant’s agents, contractors, customers, licensees, or employees, and from and against all reasonable costs, attorney’s fees, expenses and liability incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim. Tenant, upon written notice from Landlord, shall defend the same, at Tenant’s expense, by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk to property or injury to persons in, upon or about the Premises arising from any cause, other than the gross negligence or willful misconduct of Landlord, and Tenant hereby waives all claims, in respect thereof against Landlord, except to the extent otherwise provided in Paragraph 13.3 hereof.

13.2     Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business, or any loss of income therefrom, or for damage to the goods, wares, merchandises or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises or any other consequential damage, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors, whether such damages or injury is caused by results from fire steam, electricity, gas, water or rain or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are part, or from other sources or places where the resulting damage or injury occurs on or about the

Premises, and regardless of whether the cause of such damage or injury, or the means of repairing the same, is inaccessible to Tenant. Tenant agrees to give Landlord prompt notice of any such damage injury, including details as to the persons involved, the nature and extent or any such damage or injury, including details as to the persons involved, the nature and extent of any such damage or injury, a statement of existing or potential claims relating thereto, and other relevant information concerning any such damage or injury. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located, and Tenant agrees to promptly report any such damages to Landlord. Landlord shall not be liable for interference with light, air or other similar benefits. Landlord shall not be liable for any damage to property entrusted to employees of the Center, not for the loss of, or damage to, any property, by theft or otherwise, nor for any injury or damage to person, property or Tenant’s business, resulting from construction, repair or alteration of the Premises, improvements adjoining the Premises or any other portion of the Center. Nor shall Landlord be liable for any damage caused by acts or omissions of other tenants, occupants, or visitors of the Center.

13.3     Nothing in Paragraphs 13.1 or 13.2 shall be construed as a waiver by Tenant as against Landlord of, or as an agreement by Tenant to indemnify or hold Landlord harmless from or against, any claims, costs, attorney’s fees, expenses, liabilities, damages, losses or injuries caused by the willful or negligent act or omission of Landlord. The provisions of Paragraphs 13.1 and 13.2 shall survive any termination of this Lease with respect to any obligations hereunder accruing prior to such termination.

14.         INSURANCE.

14.1     Tenant shall, at Tenant’s expense, obtain and keep in force, during the term of this Lease, a policy of Combined Single Limit, Bodily Injury and Property Damage Insurance, insuring Landlord and then Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in amount not less than one million and no/l00th ($1,000,000) dollars. Such policy contain a cross liability clause and shall, to the extent not specifically excluded by the Standard form policy, insure performance by Tenant of the indemnity provisions of Article 13 (Indemnity). The limits of said insurance shall not, however, limit the liability of Tenant hereunder. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, upon not less than ten (10) days prior written notice to Tenant, procure and maintain the same, but at the expense of Tenant. Not more frequently than once each five (5) years, if, in the reasonable opinion of Landlord, the amount of Liability insurance required hereunder is not adequate in comparison to that carried for comparable properties of similar usage in the community in which the Premises are located, Tenant shall increase said insurance coverage as reasonably required by Landlord; provided, however, that in no event shall the amount of the liability insurance increase be more than fifty (50%) percent greater than the amount thereof during the immediately preceding five (5) year period of the terms of the Lease. However, the failure of Landlord to require any additional insurance coverage shall not be deemed to relieve Tenant from any obligations under this Lease.

14.2     Landlord shall, at Landlord’s option, obtain and maintain a policy or policies of insurance covering loss or damage to the Premises in an amount sufficient to meet all applicable co-insurance requirements but in no event less than ninety (90%) percent of the full replacement value of the Premises (excluding co-insurance requirements but in no event less than ninety (90%) percent of the full replacement value of the Premises (excluding foundations) as the same may exist from time to time, including protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage, including earthquake. Only Landlord and any of Landlord’s mortgage holders will be the sole parties insured, billing Tenant for Tenant’s Proportionate Share of such insurance and any deductible amounts (in the event of loss) as an expense of maintaining the Center as set forth in Article 18 (Maintenance of Parking and Common areas).

~~14.3     During the term of this Lease, Tenant shall keep and maintain a policy of rental interruption insurance with Landlord as the insured, which policy shall provide for payment to Landlord of a sum equal to 1.25 times the Minimum Rent, plus the average monthly Percentage Rent over the preceding one year, as described in Paragraphs 3.1 (Minimum~~

~~Rent) and 3.2 (Percentage Rent), hereof, for a term of not less than six (6) months after any casualty or destruction which results in interference with Tenant’s business operations~~.

14.4     Insurance required of Tenant hereunder shall be issued by established and reputable companies acceptable to Landlord. Tenant shall deliver to Landlord copies of policies of such insurance, or certificates evidencing the existence and amounts of such insurance, with loss payable clauses satisfactory to Landlord, which copies shall be delivered no later than ten (10) days following Tenant’s taking possession of the Premises, showing coverage to be effective as of the date of such possession. No such policy shall be cancelable or subject to reduction of coverage, or other modification except after thirty (30) days’ prior written notice to Landlord. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Article 14.

15.         WAIVER OF SUBROGATION.

Tenant hereby waives, as against Landlord, and against the officers, employees, agents and representatives of the Landlord, any and all right to recovery for any and all losses and damages insured against under any fire and extended coverage insurance policy, including Tenant’s policy described in Paragraph 14.2, in force at the time of any such loss or damage. Tenant shall upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing waiver of subrogation is contained in this Lease.

16.         DAMAGE, DESTRUCTION AND RESTORATION.

16.1     DUTY TO RESTORE. If the improvements on the Premises are partially or totally damaged by fire or other casualty so as to become partially or totally untenantable, which damage is insured against under any policy of fire and extended coverage insurance then covering the damaged improvements, this Lease shall not terminate and said improvements shall be rebuilt by Landlord with reasonable diligence utilizing the proceeds of such insurance policy, unless Landlord elects to terminate this Lease, as provided in Paragraph 16.2 (Election to Terminate). In the event such insurance proceeds are insufficient to cover the cost of repair or rebuilding. Tenant shall, within fifteen (15) days of receipt of notice therefore, contribute Tenant’s prorata share of the additional amount necessary to complete such repairs or rebuilding.

16.2     ELECTION TO TERMINATE. If the improvements on the Premises are damaged by an insured casualty to the extent of at least twenty-five (25%) percent of their replacement cost (cost to repair or replace at the time of loss without deduction for physical depreciation) during the term of this Lease, other than during the last three (3) years of said term, or to the extent of at least ten (10%) percent thereof during the last three (3) years of said term, or to any extent by an uninsured cause at any time during the Lease term, or if, at any time, more than twenty-five (25%) percent of the building area in the Center (whether or not the Premises are affected), or twenty-five (25%) percent or more of the Common Area is so damaged, Landlord shall, within not more than ninety (90) days after such damage, notify Tenant of Landlord’s election to (a) terminate this Lease, or (b) restore the improvements on the Premises (or other areas, as the case may be). If Landlord elects to repair or restore the damaged improvements, then, with respect to the Premises, Landlord, (using such insurance proceeds as shall be sufficient for the same), and Tenant, each shall restore said damaged improvements in the same manner and to the same extent as work was done by each of them in the original construction and fixturizing of the improvements. If Landlord elects not to restore, as aforesaid, this Lease shall terminate without further liability to the parties hereto, on the date provided in and in accordance with the provision of Paragraph 16.5, following the giving of said notice of election by Landlord. If Landlord elects to restore or fails to give notice of its election, as aforesaid, then this Lease shall remain in full force and effect.

16.3     RENT ADJUSTMENT. If this Lease is not terminated, as provided in this Article 16, then, during the period of repair and restoration, the fixed Minimum Rent shall not be reduced but the Tenant shall be entitled to have the proceeds of the rental interruption insurance, provided in Paragraph 14.3, applied to such Minimum Rent obligations.

16.4     TIME LIMITATION. If the damage is such that in reasonable contemplation it cannot be repaired within six (6) months from the date of its occurrence then Landlord shall have the right to terminate this Lease on sixty (60) days’ notice to Tenant.

16.5     TERMINATION DATE. If this Lease is terminated in accordance with the provisions of this Article 16, such termination shall become effective as of the first day after the first calendar month after the occurrence of the casualty causing the damage; provided, however, that Landlord shall be entitled to a sum equal to 1.25 times the Minimum Rent for the ensuing six (6) month period as damages, which sum may, in whole or in part, be paid by the proceeds of rental interruption Insurance, otherwise, the parties shall be released from further obligation to each other hereunder from and after such termination date except for items which have theretofore accrued and are then unpaid.

16.6     WAIVER. In respect to any partial or total damage or destruction, which Landlord is obligated or agrees to restore under any of the provisions of this Lease, Tenant hereby waives the provisions of Section 1932 (2) and 1933 (4) of the California Civil Code and any, related, similar or successor provision of law, to the extent applicable hereto, if at all, and specifically waives recovery for any inconvenience or annoyance occasioned by any such damage, repair, reconstruction or restoration.

17.         ASSIGNMENT AND SUBLETTING.

17.1     Tenant shall not, directly or indirectly, nor by operation of law, assign this Lease, or any interest herein, and shall not sublet the demised Premises or any part thereof, nor permit any other person or entity (the Agents and servants of Tenant excepted) to occupy or use the demised Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant understands and agrees that Tenant’s intended use of the Premises, as well as Tenant’s business expertise, financial strength and background, and planned future business operations in and about the Premises are of a special and unique value to Landlord, and constitute an important and valuable part of the delicate and unique tenant mix which Landlord has attempted to establish within the Center, and such things constitute material consideration to Landlord for this Lease, and are hereby deemed to be valid and commercially reasonable grounds for the exercise of Landlord’s right to withhold its consent to any proposed assignment or subletting under this Lease by Tenant. Any assignment or subletting without the prior written consent of Landlord, shall be voidable at the election of Landlord, which election can be made at any time until six (6) months after Landlord is given written notice thereof. Landlord’s consent to any assignment or subletting shall not relieve Tenant from each and all of Tenant’s obligations hereunder, and Tenant shall continue to remain jointly and severally liable hereunder with said assignee or subtenant throughout the term or any extended term of this Lease.

~~17.2     Without limiting the generality of the foregoing the sale or exchange or thirty (30%) percent or more of the voting stock of Tenant, if Tenant is a corporation, or the transfer of an interest or interests equal to thirty (30%) percent or more in the capital of profits of Tenant (whether accomplished by the sale or exchange of partnership or by the admission of new partners), if Tenant is a partnership, or the cumulative transfer of partnership or stock interests in Tenant which effectively equal the foregoing (including transfer of partnership, or the cumulative transfer of partnership or stock interest in Tenant which effectively equal the foregoing (including transfer of partnership interests followed by the incorporation of Tenant and subsequent stock transfers, or transfers of stock followed by the liquidation of Tenant and subsequent transfers of partnership interests) will be deemed to constitute an assignment of Tenant’s interest in this Lease subject to Landlord’s consent.~~

17.3     If Tenant desires at any time to assign or otherwise transfer this Lease or to sublet the Premises or any portion thereof, Tenant must first notify Landlord of such desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; and (iv) such financial information as

Landlord may reasonably request concerning the proposed subtenant or assignee.

17.4     As conditions precedent to Landlord’s consent to any assignment subletting or other transfer, Landlord may require all of the following (and Tenant hereby expressly agrees that failure to satisfy any one of the following conditions shall constitute a commercially reasonable basis for Landlord withholding its consent to such assignment, subletting or other transfer):

(a)  Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that such transfer will not devalue Landlord’s interest under this Lease, whether by degrading the quality of merchandising in the Premises, decreasing the level of gross sales, or otherwise, including evidence respecting the relevant business experience and financial responsibility of the proposed transferee;

(c)  Any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event that Landlord gives such sublessee notice that Tenant is in monetary default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord to cure such monetary default, which payments will be received by Landlord without any liability whether under the sublease or otherwise (except to credit such sums against those due under the Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; provided, however, that nothing contained herein shall be deemed or construed as such an attornment unless Landlord specifically elects, in writing, for such treatment.

(d)  Tenant shall not then be in default hereunder in any respect;

(e)  One executed copy of any and all written instruments evidencing or relating to any such assignment, sublease other transfer shall be delivered to Landlord; and

(f)  Tenant shall submit to Landlord the sum of five hundred ($500.00) dollars in connection with each proposed assignment or sublease as consideration for Landlord’s reviewing, processing and evaluating Tenant’s request for approval of such assignment or sublease. If Landlord’s actual costs and expenses, excluding overhead costs, exceed said $500.00 sum, Tenant shall pay to Landlord such excess amount, within ten (10) days of Landlord’s written request to Tenant therefore, as a condition precedent to Landlord’s approval of any such assignment or sublease.

17.6     Landlord’s consent to any one transfer shall apply only to the specific transaction thereby authorized and such consent shall not be construed as a waiver of the duty of Tenant or any transferee to obtain Landlord’s consent to any other or subsequent transfer or as modifying or limiting Landlord’s rights hereunder in any way. Landlord’s acceptance of rent directly from any subtenant, assignee or other transferee shall not be construed as, Landlord’s approval or consent thereto nor Landlord’s agreement to accept the attornment of any subtenant in the event of any termination of this Lease.

18.         MAINTENANCE OF PARKING AND COMMON AREAS.

18.1     Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share of the Common Area expenses, as hereinafter more particularly described. Tenant’s Proportionate Share shall be deemed to be the ratio that the entire floor building area of the Premises exclusively occupied by Tenant bears to the entire floor building area of the whole of the Center rounded off to the nearest percentage point. Said areas are as follows:

(a)  Area occupied by Tenant: THREE THOUSAND TWENTY FIVE (3,325) SQUARE FEET

(b)  Tenant’s Proportionate Share (CAM): FORTY SIX and 39/100’s (46.39%) PERCENT

(c)  Tenant’s Proportionate Share (Insurance): FORTY SIX and 39/100’s (46.39%) PERCENT

(d)  Tenant’s Proportionate Share (Taxes): FORTY SIX and 39/100’s (46.39%) PERCENT. If the real property taxes described in Article 11 (Real Property Taxes) are not separately assessed (as provided in Paragraph 11.7), Landlord may include said taxes (prorated over the tax year) as a Common Area expense.

18.2     Landlord covenants that the common areas and parking areas (sometimes herein collectively referred to as “Common Areas”) now located in the Center, shall at all times be available for the non-exclusive use of Tenant (except as hereinafter provided) during the term of this Lease or any extension of the term hereof; provided, that the condemnation or other taking by any public authority, or sale in lieu or condemnation, of any or all of such areas, shall not constitute a violation of this covenant. Landlord reserves the right from time to time to change the entrances, exits, traffic lanes and the boundaries and location of such areas; provided, however, that at all times the ratio between improved and unimproved areas complies with applicable laws, and/ or is pursuant to required governmental certifications and approvals, to the extent the same are applicable or required. Landlord shall have the right, at Tenant’s expense should Landlord so elect, to perform any and all construction to, in or about the Common Areas, which it deems reasonable, for the maintenance, replacement, refurbishment, renovation or improvement of the Common Areas, other premises or the Center in general, and in connection therewith, Landlord shall not be liable to Tenant by reason of any injury to or interference with Tenant’s business or property or for any other inconvenience or damages caused thereby.

18.3     Landlord shall keep the Common Areas in a clean and orderly condition, lighted and landscaped, and shall repair any damage to the facilities thereof.

18.4     It is understood and agreed that the word “expenses”, as used herein, shall be construed to include but not limited to all sums expended by Landlord in connection with said Common Areas (including administrative and professional expenses) for all maintenance and repair, including any maintenance or repair of the Building’s main electrical panel, resurfacing, painting, restriping, cleaning, sweeping and janitorial services, planting, landscaping, lighting and other utilities, directional Signs, markers, bumpers, security costs, parking lot attendant charges, parking lot equipment fees, real and personal property taxes and assessments or any other governmental tax, charge or levy hereinafter imposed on or in respect of any portion of said Common Areas, and including the cost of adequate public liability and property damage insurance on the Common Areas (which shall be carried and maintained by Landlord).

Notwithstanding the foregoing, if at any time Landlord is required by any rule, regulation or law (building regulations), to make any changes, alterations, or improvements to the Common Area or Premises or any portion of the Center (including, without limitation, electrical, mechanical or other systems or components)(“required alterations”) but excluding required alterations attributable to Tenant’s specific use and occupancy of the Premises, which alterations shall be Tenant’s sole responsibility, all costs relating to such required alterations fairly characterized as “expenses”, under generally accepted accounting principles, shall be fully included in Landlord’s reimbursable Common Area costs in the year in which such charges accrue or in such year that Landlord pays said charges, as Landlord shall elect, and if under generally accepted accounting principles, any portion or all of such costs must be allocated to capital improvements to be depreciated or amortized over two (2) or more years, Landlord shall be entitled each year to include that portion of such capital costs in Landlord’s Common Area costs as Landlord’s accountant reasonably determines to be a fair estimate of the depreciation or amortization which would be chargeable for such capital improvements during such year, given a reasonable estimate of useful life. Landlord may, however, cause any or all of said services to be provided by an independent contractor or contractors.

18.5     Landlord shall furnish semi-annual statements to Tenant setting forth the expenses for maintaining the Common

Areas for the preceding semi-annual period. Landlord shall use its best efforts to furnish said semi-annual statements to Tenant within six (6) months following the calendar year end Tenant agrees to pay to Landlord its share of the Common Area expenses within thirty (30) days of Tenant’s receipt of such statement. Tenant shall pay to Landlord on the first day of each calendar month, the sum of                           ONETHOUSAND SIX HUNDRED SIXTY TWO AND 50/100s ($1,662.50), representing estimated monthly Common Area expense payments (includes taxes, insurance and maintenance charges) to apply toward Tenant’s share of the Common Area expenses, and at the expiration of each semi-annual period or each quarterly period or at anytime time during said semi-annual period at the sole option of Landlord, the current Tenant shall pay to Landlord, Tenant’s equal Proportionate Share of said expenses less the monthly payments previously paid by Tenant or any previous Tenant of the Premises. ~~If at any time during a year Landlord determines that its estimate is too low, Landlord may, but shall not be required to, notify Tenant of the revision of such estimate, and thereafter for the remainder of such year, Tenant shall pay such estimated Common Area expenses based upon such new estimate.~~ Tenant and any assignee or sublessee of Tenant, if applicable, understand and agree that the semi-annual calculation and assessment of Tenant’s proportionate share of accrued but unpaid Common Area expenses for the preceding lease year will most likely not correspond with the effective date of the assignment or sublease involved, and that the current Tenant shall be responsible for the payment of such accrued but unpaid Common Area expenses, provided, however, that Landlord shall have the right to collect such expenses on a joint and several basis, from Tenant and/ or such assignee or sublessee of Tenant, such collection rights shall be cumulative, and Landlord shall not be forced to make an election concerning from whom such expenses are collected. Upon Landlord’s delivery to Tenant of the semi-annual statement hereunder, Tenant’s estimated Common Area Maintenance payments from that point forward shall be equal to the increased amount of its share of the actual expenses, as set forth in said statement. By way of example, if Tenant’s estimated Common Area Maintenance payments are $100.00 and Landlord delivers an annual statement indicating that the actual Common Area Maintenance charges should have been $200.00, Tenant’s estimated Common Area Maintenance payments from that point forward shall be equal to the increased amount, i.e., $200.00 until the next statement is delivered by Landlord and so on, provided, however, that such estimate as contained in any such semi-annual statement may be updated and modified at any time during a lease year, as hereinabove provided, and Tenant shall be obligated to pay the most currently stated amount of such estimated Common Area expenses. During the initial year of the Lease, Tenant shall be responsible for its pro-rata share of Common Area expenses not to exceed $0.50 per SF per month. Additionally, the maximum amount of Tenant’s share of Common Area Expenses shall be increased each year thereafter commencing on the anniversary date of the Lease and each year thereafter, up to the Tenant’s pro-rata share of the actual Common Area expenses not to exceed five (5%) percent per annum. Further, any such Common Area expenses shall not exceed the actual expenses in Building incurred by Landlord.

18.6     Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees, and subtenants, shall have the nonexclusive right, in common with Landlord and other present and future owners, tenants, and their agents, employees, customers, licensees and subtenants, to use said Common Areas during the entire term of this Lease, or any extension thereof, for ingress and egress, roadway, sidewalk and customer automobile parking. Tenant, as the user of said Common Areas, agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of said Common Areas.

Such rules may include but not be limited to the following:

(a)  The regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish, at the sole cost and expense of Tenant.

(b)  The parking areas shall be for the exclusive use of the customers of tenants in the Center. Landlord may, in Landlord’s sole discretion, give Tenant and the officers, agents and employees of Tenant, or other tenants in the Center, permission to park their cars in designated areas within the Center. If any such car, truck or other vehicle is parked in any area within the Center contrary to the foregoing provisions, Landlord may cause the same to be towed to a public garage or other parking area and the expense of such towing plus storage charges, will be paid by Tenant. Tenant further agrees to hold Landlord and Landlord’s agents free and harmless from all cost, loss, expense or damages of any nature whatsoever arising out of or in any way connected with such removal. In furtherance of such restrictions, Landlord may designate from time to time parking areas for Tenant or its employees, and Tenant shall furnish to Landlord the motor vehicle license plate number(s) of itself and of all its employees within five (5) days after Landlord’s written request therefore. If required by law, Landlord may require parking charges via parking meters, a validation system, or otherwise. Additionally, Tenant shall have the exclusive use of six (6) reserved parking spaces closest to the Premises, and as illustrated in Exhibit “A” herein, throughout the Term and any subsequent option period at no additional charge to Tenant.

18.7     Should the Premises not be a part of a Center, or should said Premises constitute the entirety of a Center, then Tenant shall have the exclusive use of the areas described herein, and at Landlord’s option, shall maintain, keep, repair and insure the same at Tenant’s sole expense.

19.         HOLDING OVER.

Should Tenant, with Landlord’s written consent, hold over after the termination of this Lease, Tenant shall become a Tenant from month to month, only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant’s Minimum Rent as set forth in Paragraph 3.1 (Minimum Rent) of this Lease shall be one hundred fifty (150%) percent of the sum of (i) the Minimum Rent then being paid.

20.         HOURS OF BUSINESS: CONDUCT OF BUSINESS.

Subject to the provisions of this Article 20, Tenant shall continuously, during the entire term hereof, conduct and carry on Tenant’s business in the Premises. Tenant shall keep the Premises open for business and cause Tenant’s business to be conducted therein during the usual business hours of each and every business days as its customary for businesses like character in the city in which the Premises are located to be open for business; provided, however, that this provision shall not apply if Tenant’s business should be temporarily discontinued on account of strikes, lockouts, or similar Causes beyond the reasonable control of Tenant. Tenant shall keep the Premises adequately stocked with merchandise and with sufficient sales personnel to care for the patronage, and to conduct said business in accordance with sound business practices. In the event of breach by Tenant of any of the conditions in this article 20, contained, Landlord shall have, in addition to any and all remedies herein provided, the right, at its option to collect, not only the Minimum Rent herein provided, but additional rent at the rate of one-thirtieth (l/30th) of the Minimum Rent herein provided for each and every day that the Tenant shall fail to conduct its business as herein provided.

~~21.         COMPETITION.~~

~~During the term of this Lease, Tenant covenants no to engage in conduct which would diminish the gross revenues of Tenant’s business operated within the Premises, including, but not limited to, the complete or partial ownership, operation or control of any store or business within a radius of two (2) miles of the Premises which is competitive with Tenant’s permitted use under this Lease. In the event that Tenant owns, operates or controls such a competing store or business, then such store or business will be deemed to constitute a portion of the Premises for the purposes of Paragraph 3.2 ( Percentage Rent) if such Paragraph is applicable hereunder, and Landlord will be entitled to Percentage Rent on sales therefrom, or alternatively, Landlord may elect to notify Tenant, in writing, to cease and desist any such competing conduct or uses, and should Tenant fail to comply with such notice within ten (10) days following Tenant’s receipt of the same, Landlord may elect to terminate this Lease upon not less than five (5) days written notice to Tenant.~~

22.         DEFAULTS AND REMEDIES.

22.1     The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(a)  The material falsity of any financial statements of Tenant or any Guarantor of this Lease given to Landlord as an inducement to enter into this Lease, or Tenant’s failure, during the existence of this Lease, to produce current financial statements as requested by Landlord or any lender of Landlord, respecting the Center or the Premises, within ten (10) days following Landlord’s written request to Tenant therefore.

(b)  The abandonment of the Premises by Tenant.

(c)  The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant. Such notice shall constitute notice under California Code of Civil procedure Section 1161, if delivered as provided in Section 1162 of the California Code of Civil Procedure, or any successor Code Section. In the event Tenant so fails to make any such rental or other payments as required hereunder, said written notice from Landlord may specify and require that all such delinquent payments, at Landlord’s option, shall be tendered by Tenant to Landlord in the form of a cashier’s check or money order, as a condition precedent to Tenant’s cure of such default.

(d)  The failure of Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in subparagraph (c), above, or as specifically provided for elsewhere herein, where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant, provided, however, that if the nature of Tenant’s default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said twenty (20) day period and thereafter diligently pursues such cure to completion .

(e)  The making by Tenant of any general assignment for the benefit of creditors.

(f)  The filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days) .

(g)  The appointment of a trustee or receiver to take possession of all or substantially all of Tenant’s assets located at the Premises, or of Tenant’s interest in this Lease.

(h)  The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets located at the Premises, or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

(i)  Failure to execute and deliver within ten (10) days following Landlord’s request therefore the subordination agreement and/or estoppel certificate referred to in Paragraph 27.5 and 27.10, respectively.

22.2     In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

(a)  Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, but not, limited to, loans or other forms of financing, loss of other potential tenancies within the Center, loss of sale or lease profits, and the like, the cost of recovering possession of the premises; expenses of reletting, including necessary renovation and alteration of the Premises; reasonable attorneys’ fees; any real estate commission actually paid; and the worth at the time of award determined by the court having jurisdiction thereof of (i) the unpaid rent which had been earned at the time of termination; (ii) the amount by which the unpaid rent, which would have been earned after termination until the time of award, exceeds the amount of such rental loss for the same period which the Tenant proves could have been reasonably avoided; and (iii) the amount by which the unpaid rent, for the balance of the term after the time of such award, exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided. The worth at the time of award of the sums referred to in clauses (i) and (ii) above, shall be computed by allowing interest from the due date at the rate provided in Article 24 (Interest and Late Charges). The worth at the time of award of the amount referred to in clause (iii) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent. Landlord’s rights hereunder shall be deemed subject to the rights granted to Tenant under Civil Code Section 1951 et. seq. and each applicable subsection thereof.

(b)  Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder, pursuant to Section 1951.4 of the California Civil Code or any similar, successor or related provision of law.

(c)  Pursue any other remedy now or hereafter available to Landlord under the laws of judicial decisions of the State of California.

(d)  The term “rent” as used in this Article 22. shall mean Minimum Rent and all other rental or additional rent payable pursuant to any other section of this Lease. All such sums, other than Minimum Rent, shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period prior to default, except that if it becomes necessary to compute such rent before such twelve (12) month period has occurred, then on the basis of the average monthly amount accruing during such shorter period.

23.         DEFAULT BY LANDLORD.

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes same to completion.

24.         LATE CHARGES.

Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten (10%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of Landlord’s other rights and remedies.

25.         SAFETY AND HEALTH.

Tenant covenants at all times during the term of this Lease to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C.#651 et. seq. and any analogous legislation in California (collectively the “Act”), to the extent that the Act applies to the Premises and any activities thereon. Without limiting the generality of the foregoing, Tenant covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the Premises in a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Landlord who may from time to time be present upon the Premises (except to the extent that the particular activities of such agents, employees or contractors of Landlord on the Premises require safety precautions or alterations of the conditions of the Premises beyond the requirements of such Act otherwise applicable to the Premises, in which event Tenant shall not be obligated to undertake or provide any such additional safety precautions or alterations of conditions), and Tenant agrees to indemnify and hold Landlord harmless from and against any liability, claim or damages, arising therefrom, including without limitation, reasonable attorney’s fees and court costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or termination of this Lease.

26.         CONDEMNATION, EMINENT DOMAIN.

26.1     DEFINITION. If there is any taking of, or damage to, all or part of the Premises, or any interest therein because of the exercise of the power of eminent domain or inverse condemnation, whether by condemnation proceedings, or otherwise, or any transfer or any part hereof or any interest therein made in avoidance thereof (all of the foregoing being hereinafter referred to as “taking”) before or during the term hereof, the rights and obligations of the parties with respect to such taking shall be as provided in this Article 26.

26.2     TOTAL CONDEMNATION. If there is a taking of all of the Premises, this Lease shall terminate as of the date of such taking.

26.3     PARTIAL CONDEMNATION. If twenty-five (25%) percent or more of the floor area of the Premises shall be taken, either party shall be entitled to terminate this Lease, or, if twenty-five (25%) percent or more of the floor area of the building of which the Premises are a part shall be taken, Landlord shall be entitled to elect to terminate this Lease; and the terminating party shall give the other party written notice of such election not later than thirty (30) days after the date Landlord delivers notice to Tenant that possession or title to the portion of the Premises taken has vested in the condemner. If neither party gives such notice, or less than twenty-five (25%) percent of the floor area of either the Premises or the building shall be taken, this Lease shall remain in full force and effect and rent shall be adjusted as provided in Paragraph 26.7 hereof.

26.4     COMMON AREA. If twenty-five (25%) percent or more of the Common Area within a radius of two hundred (200’) feet from the main entrance to the Premises shall be taken, either party. shall be entitled to elect to cancel and terminate this Lease and shall give the other party written notice of such election not later than thirty (30) days after the date Landlord delivers notice to Tenant that possession or title to said portion of the Common Area taken has vested in the condemner. If neither party gives such notice, or more than seventy-five (75%) percent of said portion of the Common Area will be available after such taking, this Lease shall remain in full force and effect. In no event shall Tenant have the right to terminate this Lease if Landlord provides additional Common Area which, when combined with the remaining Common Area provides Common Area which is at least seventy-five (75%) percent as large as said portion of the Common Area before the taking (Applicable only to buildings within a Center).

26.5     TERMINATION DATE. If this Lease is terminated in accordance with the provisions of this Article 26, such termination shall become effective as of the date of the order of condemnation.

26.6     REPAIR AND RESTORATION. If this Lease is not terminated, as provided in this Article 26, Landlord shall, at its sole expense, restore, with due diligence, the remainder of the improvements occupied by Tenant, so far as practicable, to a complete unit of like quality, character and condition as that which existed immediately prior to the taking, provided that the scope of the work shall not exceed the scope of the work done or to be done by Landlord originally in constructing the Premises, and further provided that Landlord shall not be obligated to expend an amount greater than that which was awarded to Landlord for such taking.

26.7     RENT ADJUSTMENT. If this Lease is not terminated, as provided in this Article 26, the fixed Minimum Rent shall be reduced by that portion which the floor area taken from the Premises bears to Tenant’s total floor area immediately before the taking.

26.8     AWARD. The total and entire award or compensation in such proceedings, whether for a total or partial taking, or for diminution in the value of the leasehold or for the fee or for any other reason shall belong to, and be the property of, Landlord; provided, that Tenant shall be entitled to recover from the condemner such compensation as may be separately awarded by the condemner to Tenant or recoverable from the condemner by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant in its own right (meaning personal property, whether or not attached to real property, which may be removed without injury to the Premises) and for the expense of removing and relocating them, and for the loss of goodwill to the extent that it is severally awardable.

27.         GENERAL PROVISIONS.

27.1     FORCE MAJEURE. If any party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this Paragraph 27.1 contained shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this Lease.

27.2     CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27.3     COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

27.4     BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Article 17 (Assignment and Subletting), this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California; any action brought to enforce or nullify this Lease or the provisions hereof (with the exception of unlawful detainer actions which may but need not be brought, in Landlord’s sole discretion, in the county in which the Premises are located) must be brought in Los Angeles County, State of California and in no other forum.

27.5     SUBORDINATION. Tenant shall at any time and from time to time, and within ten (10) days following receipt of written notice from Landlord, execute, acknowledge and deliver to Landlord a subordination agreement or other form of writing evidencing Tenant’s agreement to subordinate this Lease and Tenant’s rights hereunder to any ground lease, mortgage, deed of trust, or any other hypothecation for security hereafter place upon the real property of which the Premises are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof, but such subordination shall not be only on the condition that Tenant’s rights to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease on Tenant’s part to be performed, unless this Lease is otherwise terminated pursuant to its terms. So long as Tenant is not in default, the terms of this Lease shall not be affected by foreclosure or other proceedings under any such mortgage or deed of trust, and

Tenant agrees to attorn to the beneficiary or such other party that might succeed to Landlord’s position under or in connection with such groundlease, mortgage, deed of trust or other hypothecation for security.

27.6     ATTORNEY’S FEES. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all reasonable costs and expenses, including reasonable attorneys’ fees, incurred therein. If Landlord, through no fault of its own, is made a party to any litigation relating to the subject matter covered by this Lease instituted by or against Tenant, then Tenant shall indemnify Landlord against and save it harmless from all reasonable costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith. In addition thereto, Tenant agrees to pay Landlord’s reasonable costs, expenses and reasonable attorneys’ fees with respect to:

(a)  Each request of Landlord for permission or consent to assign or sublet the Premises, in whole or in part.

(b)  Each request made by Tenant to modify, amend or supplement this Lease; and

(c)  Any breach or default of Tenant which is cured prior to litigation. Landlord shall notify Tenant of the amount of such attorneys’ fees, and Tenant shall pay the same (as additional rent) within fifteen (15) days of such notice.

27.7     LANDLORD’S ACCESS. Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times and upon reasonable notice to Tenant for the purpose of inspecting the same and showing the same to prospective lenders, tenants, or purchasers, or for purposes of construction or repairing a portion of the Center (provided no such construction or repair shall unreasonably interfere with Tenant’s business) Landlord and Landlord’s agents shall also have the right to enter the Premises and make any repairs or restoration as may be needed to maintain the Premises in the condition required under Article 8 (Maintenance and Repairs) hereof, or to restore the Premises after any damage, destruction or taking as provided in Articles 16 (Damage, Destruction and Restoration) and Article 26 (Condemnation; Eminent Domain) hereof, but only upon a failure by Tenant to make such repairs or restoration when required under the terms of Article 16 (Damage, Destruction and Restoration) hereof.

27.8     MERGER. The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, or a termination by Landlord, shall not work a merger.

27.9     NET, NET, NET LEASE. Landlord and Tenant understand and agree that this Lease is what is commonly known in the business as a “net, net, net Lease.” Tenant recognizes and acknowledges, without limiting the generality of any other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all rentals in this Lease provided to be paid by Tenant to Landlord, shall be net to Landlord, and any and all expenses incurred in connection with the Premises and the Center, or in connection with the operations thereon, including any and all taxes, assessments, general or special license fees, insurance premiums, increases in interest rates on adjustable mortgage loans or other forms of variable rate financing which may be maintained by Landlord from time to time with respect to the Center and/ or the Premises, public utility bills and costs of repair, maintenance and operation of the Premises and the Center and all buildings, structures, permanent fixtures and other improvements comprised therein, together with the appurtenances thereto, shall be paid by Tenant, in addition to the rentals herein provided for as Tenant’s sole and exclusive proper costs and expenses.

27.10   ESTOPPEL CERTIFICATE. At any time, and from time to time, Tenant shall within ten (10) days after receiving a written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by

Landlord, that there are not uncured defaults in Landlord’s performance, and that not more than two (2) months’ rental has been paid in advance. In furtherance of and without limiting the foregoing, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to prepare, execute and deliver on Tenant’s behalf such statement certifying the foregoing items. Notwithstanding anything to the contrary set forth herein, Tenant’s failure to deliver such statement within such time shall be a material default and breach of this Lease.

If Landlord desires to sell, finance or refinance the Premises, or any part thereof, Tenant further agrees to deliver to any lender or purchaser designated by Landlord, Tenant’s financial statements for the immediately preceding three (3) fiscal years of Tenant.

27.11    SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision thereof.

27.12    TIME OF ESSENCE. Time is of the essence of each and every obligation of Tenant hereunder.

27.13    CAPTION. Article and paragraph captions are not a part hereof.

27.14    INCORPORATION OF PRIOR AGREEMENTS/AMENDMENTS. This Lease contains all agreements of the parties with respect to any matters mentioned herein. No prior agreement or understanding pertaining to any matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

27.15   NOTICES. Any notices or other communication required or pertained hereunder shall be in writing and shall be deemed to have been given, if mailed or registered or certified postage, prepaid, on the date posted or if personally delivered, when delivered addressed as follows:

To Landlord:	LACOLA INC.	c/o Telok Management Inc.,
1055 Corporate Center Drive, Ste 420,
Monterey Park, CA 91754

To Tenant:	WILSHIRE STATE BANK	1701 W. Redondo Beach Blvd., Suites A & B
Gardena, CA 90247

cc: 3200 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90010

cc: Codette G. Wallace
Senior Vice President & Senior Legal Council
3200 Wilshire Boulevard, #888
Los Angeles, CA 90010

Each of the foregoing shall be entitled to specify a different address by giving notice in writing here of to the other party.

27.16   WAIVER. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord’s or Tenant’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s or Tenant’s consent to or approval of any subsequent act by Tenant or Landlord, as applicable. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any such waiver by Landlord as referred to herein shall not be enforceable against Landlord unless the same shall be evidenced in writing.

27.17   LANDLORD’S LIABILITY. The term “Landlord” as used herein, shall mean only the owner or owners at the time in question, if the fee title to the Premises. In the event of a transfer of such title, Landlord herein named (in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer, of all liability as respects Landlord’s obligations thereafter to be performed, provided that any security deposit in the hands of Landlord or the grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to the above, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

27.18   TRANSFER OF SECURITY DEPOSIT. In the event that Landlord sells the real property of which the Premises is a part, Landlord may transfer and deliver any security given by Tenant to secure the faithful performance of the provisions of this Lease to the purchaser of the real property. Upon such transfer being made, Landlord shall be exonerated from any further liability with respect to said security. In the event of an assignment or sublease consented to by Landlord the existing Tenant’s interest in the security deposit shall be deemed transferred to such assignee or sublessee (to the prorata extent applicable), and any deficiency between such deposit and the security deposit required of the then current Tenant under this Lease shall be due and payable immediately upon Tenant’s receipt of Landlord’s request therefore. Landlord shall not be interested in or involved with any negotiations, disputes, or claims which may arise between Tenant and any such assignee or sublessee of Tenant concerning reimbursement for said security deposit.

27.19   RULES AND REGULATIONS. Tenant shall observe faithfully and comply directly with the Rules and Regulations attached to this Lease and made a part hereof, and such other rules and regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Center or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease, by any other tenant in the Center. Tenant shall not post or permit the placement of any signs, advertisements or notices upon any exterior portion of the Premises (including windows), except for an entrance door sign which shall be in style, form, color, size and configuration approved by Landlord.

27.20   MUTUAL AGENCY/CO-TENANT. Each Tenant hereby appoints each remaining Tenant as his, her or its agent, representative, and attorney in fact, to act for and on behalf of said Tenant with respect to all matters relating to, or arising from this Lease, the tenancy created hereby, the obligations herein set forth, and the use and occupancy of the subject Premises, specifically including, but not limited to the right to alter, modify, extend, supplement and terminate this Lease, and the tenancy created hereunder. This agency shall continue and is irrevocable at all times during the period that the Premises are occupied by any Co-Tenant. Tenant hereby appoints each remaining Tenant as his, her, or its agent for service of legal process, and agent for service and receipt of notices and other communications given or made under this Lease, as the case may be.

27.21   AUTHORITY OF TENANT. If any Tenant is a corporation, each individual executing this Lease, on behalf of said corporation, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the articles, bylaws and properly executed resolution of the Board of Directors of said corporation that this Lease is binding and obligatory upon said corporate Tenant, and shall deliver to Landlord, within 3 days after execution hereof, a corporate resolution authorizing the execution of this Lease. Tenant hereby warrants and represents that, as a corporate Tenant, if applicable, it is now, and will continue during the term hereof to be, a corporation in good standing under the laws of the state of incorporation of Tenant, and qualified to do business in the state in which the Premises are located. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he, she, or it is duly authorized to execute and deliver this Lease on behalf of said partnership in accordance with the terms and conditions of the partnership agreement, and shall deliver the appropriate written partnership agreement, certificate of partnership, and statement of partnership to Landlord concurrently with Tenant’s execution of this Lease.

27.22   NO INDUCEMENTS. TENANT WARRANTS AND REPRESENTS THAT THERE HAVE BEEN NO REPRESENTATIONS OR STATEMENTS OF FACT WITH RESPECT TO THE PREMISES, THE CENTER, THE SURROUNDING AREA OR OTHERWISE, WHETHER BY LANDLORD, ITS AGENTS OR REPRESENTATIVES, ANY LEASING BROKER OR ANY OTHER PERSON, WHICH REPRESENTATIONS OR STATEMENTS HAVE IN ANY WAY INDUCED TENANT TO ENTER INTO THIS LEASE OR WHICH HAVE SERVED AS THE BASIS IN ANY WAY FOR TENANT’S DECISION TO EXECUTE THIS LEASE, EXCEPT AS EXPRESSLY CONTAINED IN THIS LEASE.

27.23    NO CONDITIONAL PAYMENT. No payment by Tenant or receipt by Landlord of a lesser amount than the total of all sums due hereunder shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check, other payments or any accompanying letter be deemed an accord and/or satisfaction and Landlord may accept such cash and/or negotiate such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease or otherwise, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance, cashing or negotiation is without prejudice to any of Landlord’s rights.

27.24   NO OPTION. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer from Landlord to Tenant to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease hall become binding upon Landlord only upon Landlord’s execution and delivery of this Lease to Tenant. The receipt (which shall include the cashing, deposit or other negotiation of checks, money orders and the like) of any monies by Landlord which are tendered by Tenant along with a Tenant-executed copy of this Lease, or at any time prior to Landlord’s delivery of a fully executed copy of this Lease to Tenant, shall not constitute an acceptance of Tenant’s offer to lease as contained herein.

27.25   NO CO-TENANCY REQUIREMENT. Landlord reserves the right to select the mix of tenancies in the Center as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Center. Tenant is not relying on the fact, nor does Landlord represent, that any specific tenant or kind of tenant or number of tenants shall, during the term of this Lease, occupy any space in the Center, and Tenant acknowledges Tenant has not been granted an exclusive use hereunder.

27.26   CENTER NAME CHANGE. Landlord reserves the right to change the name of the Center from time to time during the term of this Lease.

27.27   BROKERS. The parties recognize as the brokers who procured this Lease as Grubb & Ellis Company as Landlord’s broker and Travers Realty Corporation as Tenant’s broker and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said brokers, and that Tenant shall have no responsibility therefore. Landlord shall pay a commission (the “Commission”) pursuant to a separate written agreement between Grubb & Ellis Company and Landlord. Tenant’s Broker and Landlord’s broker shall share the Commission pursuant to a separate written agreement between Tenant’s Broker and Landlord’s broker dated October 14, 2010 (the “Commission Agreement”).

27.28   RECORDATION. Tenant shall not record this Lease without the prior written consent of Landlord.

27.29   IRREVOCABLE OFFER TO LEASE. For and in consideration of Landlord’s final determination of Tenant’s desirability as a tenant in the Center, which determination shall include, without limitation, an investigation and evaluation of Tenant’s creditworthiness and financial strength, Tenant agrees that by executing this Lease and delivering the same to Landlord, Tenant is extending to Landlord an offer to enter into this Lease, which for the first fourteen (14) days following execution and delivery of this Lease by Tenant to Landlord said offer shall be irrevocable and thereafter, said offer shall become revocable, upon written notice from Tenant to Landlord. In the event Tenant so revokes said offer, or should Landlord notify Tenant of its rejection of the same, Landlord shall thereafter promptly refund and return all deposits and other monies tendered to Landlord by Tenant. Said refund shall be without any obligation on the part of Landlord to pay Tenant interest on said deposit monies held by Landlord, such interest, if any, being deemed additional consideration to Landlord for such investigation and evaluation of Tenant’s creditworthiness and financial strength.

27.30   MERCHANTS’ ASSOCIATION. Should a nonprofit corporation or association sponsored by Landlord and comprised of at least fifty (50%) percent of the tenants at any time operating business establishments in the Shopping Center be now or hereafter organized for the purpose, among other things, of carrying out such common or general advertising or promotional activities or programs for the Shopping Center and the various business establishments operated therein as a majority of the members thereof may deem proper and expedient, then at Landlord’s request Tenant shall at its own expense do all things necessary promptly to become, and throughout the term hereof remain, an active member in good standing of such corporation or association.

28.     TRIAL BY JURY WAIVER. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counter-claim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use for occupancy of the premises or any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation emergency or otherwise now or hereafter in effect.

29.    OPTION TO RENEW. Provided Tenant is not in default hereunder beyond any applicable cure period, Tenant shall have the right and option to renew the term of the Lease from the date upon which it would otherwise expire for an additional two (2) five (5) years options to extend (“Option to Extend”). To the extent that Tenant is in default hereunder and any applicable cure period has not yet expired, Tenant’s attempted exercise of its Option to Extend shall not be effective unless and until Tenant timely cures any prior default within the applicable cure period. During the option period(s) Tenant’s Base Rent shall commence at fair market value, but in no event less than a three percent (3%) increase over the previous year’s Minimum Monthly Rent and no more than a ten percent (10%) increase over the previous year’s Minimum Monthly Rent. There will continue to be annual three percent (3%) increases of the Minimum Monthly Rent during each year of any extended Option periods exercised by Tenant. If Tenant desires to exercise its option to renew, it shall do so by giving written notice of such election no earlier than nine (9) months and no later than six (6) months prior to the date on which this Lease would otherwise expire.

30.   CONFIDENTIALITY. Tenant and its Employees and Agent shall not discuss, nor divulge the terms and conditions of this Lease nor any of the negotiations involved herein with any of the Tenants, Employees, their Agents nor any Prospective Tenants of this shopping center. All contents herein are to be kept in strict confidentiality.

31. EXHIBIT “A”. Site Plan (attached hereto).

32. EXHIBIT “B”. Landlord’s Work (attached hereto).

33. EXHIBIT “C”. Occupancy Notice (attached hereto).

LANDLORD AND TENANT HAVE CAREFULY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISIONS CONTAINED HEREINAN BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONBLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS/HER APPROVAL, AND YOU HAVE HAD THE OPORTUNITY TO DISCUSS THE CONTENTS OF THIS LEASE WITH HIM/HER. NO REPRESENTATION OR RECOMMENDATION IS MADE BY TELOK MANAGEMENT, INC., ITS AGENTS OR EMPLOYEES, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

IN WITNESS WHEREOF, the parties have executed this lease as of the day and year first above written.

LANDLORD:

/s/ Vanessa Wai Shan Leung	Date: 15th Nov., 2010
Vanessa Wai Shan Leung, Director
LACOLA INC.

~~By Telok Management, Inc., As Agent~~

TENANT:

/s/ Elaine S. Jeon	Date: 11-12-2010
Elaine S. Jeon, SVP & CDA

By:  Wilshire State Bank

EXHIBIT “A”

SITE PLAN

MAKE SURE TO SHOW THE SIX PARKING SPACES THAT THEY ARE GETTING ON SITE PLAN

* Tenant shall have six (6) reserved parking spaces marked “10 minute parking” at no additional cost* as depicted on the attached Site Plan. In addition, Tenant’s employees shall have the right to use the on-site parking on an un-reserved basis closest to the east boundary of the property.

SITE PLAN

EXISTING STAIR ACCESS TO ROOFTOP
5"
(E) SUBWAY RESTAURANT
LANDSCAPE
(E) STANDARD PARKINGS
12" HIGH WHITE LETTER
(E) MECH ROOM
(E) H/C
(E) RAMP
(E) STANDARD PARKINGS
LANDSCAPE
OFFICE
UNIT C
2,057 S.F.
(RETAIL)
(E) VAN ACCESSIBLE H/C SIGN
(E) STANDARD PARKINGS
(E) COMPACT PARKINGS
(E) COMPACT PARKINGS
UNIT B
1,300 S.F.
(RETAIL)
UNIT A
2,025 S.F.
(RETAIL)
LANDSCAPE
LANDSCAPE
SIGN LOCATION
LANDSCAPE
LANDSCAPE
PATH OF TRAVEL FROM STREET
REDONDO BEACH BLVD.
P.L. 177.23'
MELAD & ASSOC
APPROVED BY:
CHECKER:
JUN 04 2003
SEPARATE PERMITS REQUIRED FOR: ELECTRICAL-MECHANICAL-PLUMBING & OTHER INSTALLATIONS
ALL UTILITIES MUST BE UNDERGROUND

EXHIBIT “B”

LANDLORD’S WORK

TENANT TAKES POSSESSION OF PREMISES “AS IS” CONDITIONS.

Prior to the Rent Commencement Date, Landlord, at Landlord’s sole cost and responsibility, shall improve the following base building conditions:

(a.) Paint exterior façade of Building at the Premises to remove stains/dirt marks from previous tenant’s signage; .

(b.) Trim or cut back trees at the front of the Building that obstruct street visibility to the Premises;

(c.) Identify Tenant’s reserved parking stalls with fresh paint;

(d.) Repair any/all roof water leaks including a visible water leak at the rear of Suite B of the Premises;

Landlord shall provide a Tenant Improvement Allowance (“TIA”) equal to thirty dollars ($30.00) per rentable square feet leased by Tenant. $10,000 out of this TIA shall be paid to Tenant within thirty (30) days of the later of a) Tenant providing Landlord with any and all mechanic lien releases from Tenant’s contractors, b) Tenant providing Landlord with a copy of a full set of Tenant’s governmentally approved plans and c) Tenant opening for business to the public. Balance of this TIA shall be given to Tenant by way of half rent abatement beginning on the Rent Commencement Date until the full amount of the TIA is paid in full.